PUTNAM AMERICAN GOVERNMENT INCOME FUND
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
      This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
made at Boston, Massachusetts, on this 21st day of March, 2014, hereby amends and restates in its entirety the Agreement and
Declaration of Trust dated October 1, 1992, as heretofore
amended, by the Trustees hereunder and by the holders of shares of beneficial interest issued hereunder as hereinafter provided.
      WITNESSETH that
      WHEREAS, this Trust has been formed to carry on the business of an investment company; and
      WHEREAS, the Trustees have agreed to manage all property
coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the
provisions hereinafter set forth;
      NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of
Shares in this Trust as hereinafter set forth.
ARTICLE I
Name and Definitions
Name
      Section 1.	This Trust shall be known as Putnam American
Government Income Fund and the Trustees shall conduct the
business of the Trust under that name or any other name as they may from time to time determine.
Definitions
      Section 2.	Whenever used herein, unless otherwise required by
the context or specifically provided:
(a)	The Trust refers to the Massachusetts business trust
established by this Agreement and Declaration of Trust, as
amended from time to time;
(b)	Trustees refers to the Trustees of the Trust elected in
accordance with Article IV;
(c)	Shares means the equal proportionate transferable units
of interest into which the beneficial interest in the Trust
shall be divided from time to time or, if more than one
series or class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each
series or class of Shares shall be divided from time to
time;
(d)	Shareholder means a record owner of Shares;
(e)	The 1940 Act refers to the Investment Company Act of
1940 and the Rules and Regulations thereunder, all as
amended from time to time;
(f)	The terms Affiliated Person, Assignment, Commission,
Interested Person, Principal Underwriter and Majority
Shareholder Vote (the 67% or 50% requirement of the third
sentence of Section 2(a)(42) of the 1940 Act, whichever may
be applicable) shall have the meanings given them in the
1940 Act (as modified by any applicable exemptive order
issued thereunder by the Securities and Exchange
Commission);
(g)	Declaration of Trust shall mean this Agreement and
Declaration of Trust as amended or restated from time to
time;
(h)	Bylaws shall mean the Bylaws of the Trust as amended or
restated from time to time;
(i)	The term series or series of Shares refers to the one
or more separate investment portfolios of the Trust into
which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial
interest of Shareholders in such respective portfolios; and
(j)	The term class or class of Shares refers to the
division of Shares representing any series into two or more
classes as provided in Article III, Section 1 hereof.
ARTICLE II
Purpose of Trust
      The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character.
ARTICLE III
Shares
Division of Beneficial Interest
      Section 1.	The number of Shares authorized shall be unlimited.
The Shares of the Trust shall be issued in one or more series as the Trustees may, without shareholder approval, authorize.  Each series shall be preferred over all other series in respect of the assets allocated to that series within the meaning of the 1940
Act and shall represent a separate investment portfolio of the
Trust.  The beneficial interest in each series shall at all times be divided into Shares, without par value unless otherwise
determined by the Trustees, each of which shall, except as
provided in the following sentence, represent an equal
proportionate interest in the series with each other Share of the same series, none having priority or preference over another.
The Trustees may, without Shareholder approval, divide the Shares of any series into two or more classes, Shares of each such class having such preferences and special or relative rights and
privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the Bylaws.  The
Trustees may, without Shareholder approval, from time to time divide or combine the Shares of any series or class into a
greater or lesser number without thereby changing the
proportionate beneficial interest in the series or class. The
Trustees may also, without shareholder approval, from time to time combine the Shares or two or more classes of any series into a single class.
Ownership of Shares
      Section 2.	The ownership of Shares shall be recorded on the
books of the Trust or a transfer or similar agent.  No
certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time.
The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the retirement of Share
certificates, the transfer of Shares and similar matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each series and class and as to the
number of Shares of each series and class held from time to time by each Shareholder.
Investment in the Trust
      Section 3.	The Trustees shall accept investments in the Trust
from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the Bylaws from time to time authorize.
      All consideration received by the Trust for the issue or
sale of Shares of each series, together with all income,
earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of
creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as assets of such series.
No Preemptive Rights
      Section 4.	Shareholders shall have no preemptive or other right
to subscribe to any additional Shares or other securities issued by the Trust.
Status of Shares and Limitation of Personal Liability
      Section 5.	Shares shall be deemed to be personal property
giving only the rights provided in this Declaration of Trust or the Bylaws.  Every Shareholder by virtue of having become a
Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the Bylaws and to have become a party thereto.  The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of
Shares constitute the Shareholders partners.  Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any
Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.
Derivative Actions
	Section 6. No Shareholder shall have the right to bring or
maintain any court action, proceeding or claim on behalf of the
Trust without first making demand on the Trustees requesting the
Trustees to bring or maintain such action, proceeding or claim.
Such demand shall be mailed to the Clerk of the Trust at the
Trusts principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees may determine whether the bringing or maintenance of any such action,
proceeding or claim is in the best interests of the Trust or, alternatively in their sole discretion, may submit the matter to a vote of the Shareholders of the Trust. Any such determination made by the Trustees in good faith shall be binding on all
Shareholders.
Exclusive Selection of Forum for Certain Shareholder Actions
	Section 7. Any action brought by a Shareholder seeking to
enforce any right or privilege of Shareholders under this
Declaration of Trust, challenging the powers of the Trustees thereunder, alleging a breach of fiduciary duty by any Trustee or officer of the Trust or otherwise involving primarily the
internal affairs of the Trust may be brought only in the courts of The Commonwealth of Massachusetts.
ARTICLE IV
The Trustees
Election
      Section 1.	A Trustee may be elected either by the Trustees or
by the Shareholders.  The number of Trustees shall be fixed from time to time by the Trustees and, at or after the commencement of the business of the Trust, shall be not less than three.  Each
Trustee elected by the Trustees or the Shareholders shall serve until he or she retires, resigns, is removed or dies or until the next meeting of Shareholders called for the purpose of electing
Trustees and until the election and qualification of his or her successor.
Removal
      Section 2. A Trustee may be removed (i) by vote of the
holders of two-thirds of the outstanding Shares at a meeting called for the purpose or (ii) by vote of two-thirds of the
Trustees.
Effect of Death, Resignation, etc. of a Trustee
      Section 3. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.
Powers
      Section 4. Subject to the provisions of this Declaration of
Trust, the business of the Trust shall be managed by the
Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this
Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such
Bylaws do not reserve that right to the Shareholders; they may fill vacancies in or add to their number, and may elect and
remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own
number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may
determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ
subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both,
provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various
matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the
Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.
      Without limiting the foregoing, the Trustees shall have
power and authority:
(a)	To invest and reinvest cash, and to hold cash uninvested;
(b)	To sell, exchange, lend, pledge, mortgage, hypothecate,
write options on and lease any or all of the assets of the Trust;
(c)	To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;
(d)	To exercise powers and rights of subscription or otherwise
which in any manner arise out of ownership of securities;
(e)	To hold any security or property in a form not indicating
any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a
nominee or nominees or otherwise;
(f)	Subject to the provisions of Article III, Section 3, to
allocate assets, liabilities, income and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses
incurred by or arising in connection with a particular series of
Shares shall be payable solely out of the assets of that series;
and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Shares, to allocate assets, liabilities, income and expenses of a series to a particular class of Shares of that series or to apportion the same among two or more classes of
Shares of that series;
(g)	To consent to or participate in any plan for the
reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or
subscriptions with respect to any security held in the Trust;
(h)	To join other security holders in acting through a
committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security
(whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;
(i)	To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;
(j)	To enter into joint ventures, general or limited
partnerships and any other combinations or associations;
(k)	To borrow funds;
(l)	To endorse or guarantee the payment of any notes or other
obligations of any person; to make contracts of guaranty or
suretyship, or otherwise assume liability for payment thereof;
and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;
(m)	To purchase and pay for entirely out of Trust property such
insurance as they may deem necessary or appropriate for the
conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of
distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust
individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such
office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager,
principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and
(n)	To pay pensions for faithful service, as deemed appropriate
by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and
provisions, including the purchasing of life insurance and
annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers,
employees and agents of the Trust.
      The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by
trustees. Except as otherwise provided herein or from time to time in the Bylaws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of the
Trustees (a quorum being present), within or without
Massachusetts, including any meeting held by means of a
conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written
consents of a majority of the Trustees then in office.
Payment of Expenses by Trust
      Section 5. The Trustees are authorized to pay or to cause to be paid out of the assets of the Trust, all expenses, fees,
charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees compensation and such expenses and charges for the services of the Trusts officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, Shareholder
servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all
expenses, fees, charges, taxes and liabilities incurred by or arising in connection with a particular series of Shares shall be payable solely out of the assets of that series.
Ownership of Assets of the Trust
      Section 6. Title to all of the assets of each series of
Shares and of the Trust shall at all times be considered as
vested in the Trustees.
Advisory, Management and Distribution
      Section 7. Subject to a favorable Majority Shareholder Vote to the extent required by applicable law, the Trustees may, at any time and from time to time, contract for exclusive or
nonexclusive advisory and/or management services with any
corporation, trust, association or other organization (the
Manager), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in
addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to
determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the
Trusts investments.  The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the
Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms interpretive of or in
addition to said requirements and restrictions as the Trustees may determine.
      The fact that:
(i)	any of the Shareholders, Trustees or officers of the Trust
is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any corporation, trust, association, or other
organization, or of or for any parent or affiliate of any
organization, with which an advisory or management contract, or principal underwriters or distributors contract, or transfer,
Shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that
(ii)	any corporation, trust, association or other organization
with which an advisory or management contract or principal
underwriters or distributors contract, or transfer, Shareholder servicing or other agency contract may have been or may
hereafter be made also has an advisory or management contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.
ARTICLE V
Shareholders Voting Powers and Meetings
Voting Powers
      Section 1.	Subject to the voting powers of one or more classes
of Shares as set forth elsewhere in this Declaration of Trust or in the Bylaws, the Shareholders shall have power to vote only (i)
for the election of Trustees as provided in Article IV, Section
1, (ii) for the removal of Trustees as provided in Article IV,
Section 2, (iii) with respect to any Manager as provided in
Article IV, Section 6, (iv) with respect to any termination of this Trust to the extent and as provided in Article IX, Section
4, (v) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 8, and (vi)
with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws or any registration of the Trust with the Securities and Exchange
Commission (or any successor agency) or any state, or as the
Trustees may consider necessary or desirable.  Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the Bylaws, be voted in the aggregate as a single class without regard to series or
classes of shares, except (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more series or classes of Shares materially differently,
Shares shall be voted by individual series or class; and (2) when the Trustees have determined that the matter affects only the interests of one or more series or classes, only Shareholders of such series or classes shall be entitled to vote thereon.  There shall be no cumulative voting in the election of Trustees.
Shares may be voted in person or by proxy.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and, in the case of a challenge by any person other than the Trust, the burden of
proving invalidity shall rest on the challenger.  Until Shares of any series or class are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by
Shareholders as to such series or class.
Voting Power and Meetings
      Section 2.	Meetings of Shareholders of any or all series or
classes may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of such series or classes as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable.  Written notice of any meeting of
Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the
meeting, to each Shareholder entitled to vote at such meeting at the Shareholders address as it appears on the records of the
Trust.  If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 10% of the then outstanding shares of all series and classes entitled to vote at such meeting requesting a meeting to be called for a purpose requiring action by the Shareholders as provided herein or in the
Bylaws, then Shareholders holding at least 10% of the then
outstanding Shares of all series and classes entitled to vote at such meeting may call and give notice of such meeting, and
thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.  Notice of a meeting need not be given to any Shareholder if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.
Quorum and Required Vote
      Section 3.	Thirty percent of Shares entitled to vote on a
particular matter shall be a quorum for the transaction of
business on that matter at a Shareholders meeting, except that where any provision of law or of this Declaration of Trust or the
Bylaws requires that holders of any series or class shall vote as an individual series or class, then thirty percent of the
aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the
transaction of business by that series or class.  Any lesser number shall be sufficient for adjournments.  Any adjourned
session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice.  Except when a larger vote is required by any provision of law or of this Declaration of Trust or the Bylaws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any
provision of law or of this Declaration of Trust or the Bylaws requires that the holders of any series or class shall vote as an individual series or class then a majority of the Shares of that series or class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or class is concerned.
Action by Written Consent
      Section 4.	Any action taken by Shareholders may be taken
without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of
Shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.
Additional Provisions
      Section 5.	The Bylaws may include further provisions, not
inconsistent with this Declaration of Trust, regarding
Shareholders voting powers, the conduct of meetings and related matters.
ARTICLE VI
Distributions, Redemptions and Repurchases
Distributions
      Section 1.	The Trustees may each year, or more frequently if
they so determine, distribute to the Shareholders of each series out of the assets of such series such amounts as the Trustees may determine.  Any such distribution to the Shareholders of a
particular series shall be made to said Shareholders pro rata in proportion to the number of Shares of such series held by each of them, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that Series, and any distribution to the
Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them.  Such distributions shall be made in cash, Shares or other property, or a combination thereof, as determined by the Trustees.  Any such distribution paid in
Shares will be paid at the net asset value thereof as determined in accordance with the Bylaws.
Redemptions and Repurchases
      Section 2.	The Trust shall purchase such Shares as are offered
by any Shareholder for redemption, upon the presentation of any certificate for the Shares to be purchased, a proper instrument of transfer and a request directed to the Trust or a person
designated by the Trust that the Trust purchase such Shares, or in accordance with such other procedures for redemption as the
Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as next determined in
accordance with the Bylaws, less any redemption charge fixed by the Trustees.  Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made.  The obligation set forth in this Section 2 is subject to the provision that in the event that at any time the
New York Stock Exchange is closed for other than customary
weekends or holidays, or, if permitted by rules of the Securities and Exchange Commission, during periods when trading on the
Exchange is restricted or during any emergency which makes it impractical for the Trust to dispose of its investments or to determine fairly the value of its net assets, or during any other period permitted by order of the Securities and Exchange
Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees.  The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or
repurchase or any contract to purchase or repurchase is made.
Payment for any redemption, purchase or repurchase may be made in cash or, except to the extent prohibited by the laws of any
jurisdiction in which Shares are registered for sale, in other property, or any combination thereof.  The composition of any such payment shall be determined by the Trust in its sole
discretion, and the Trust shall have no obligation to effect a pro rata division of cash or other property in making any such payment.  In no event shall the Trust be liable for any delay of any other person in transferring securities or other property selected for delivery as all or part of any such payment.
Redemption at the Option of the Trust
      Section 3.	The Trust shall have the right at its option and at
any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with the Bylaws: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount
determined from time to time by the Trustees, in which case the
Trust may redeem all Shares owned by such Shareholder or only so many of such Shares as may be required to compensate the Trust for any fee fixed from time to time by the Trustees for the
maintenance of small accounts; (ii) to the extent that such
Shareholder owns Shares of a particular series of Shares equal to or in excess of a percentage of the outstanding Shares of that series determined from time to time by the Trustees; (iii) to the extent that such Shareholder owns Shares of the Trust
representing a percentage equal to or in excess of such
percentage of the aggregate number of outstanding Shares of the
Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees; (iv) if such Shareholder fails to supply appropriate personal and tax identification information requested by the Trust; (v) if such Shareholder fails to meet or maintain the qualifications for ownership of a particular series or class; or (vi) if the Trustees determine for any other reason, in their sole discretion, that the ownership of Shares by a
Shareholder is not in the best interests of the remaining
Shareholders of the Trust or of the applicable series or class.
ARTICLE VII
Compensation and Limitation of Liability of Trustees
Compensation
      Section 1.	The Trustees as such shall be entitled to reasonable
compensation from the Trust; they may fix the amount of their compensation.  Nothing herein shall in any way prevent the
employment of any Trustee for advisory, management, legal,
accounting, investment banking or other services and payment for the same by the Trust.
Limitation of Liability
      Section 2.	A Trustee shall be liable for his or her own willful
misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else.  The Trustees shall not be responsible or
liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. The appointment, designation or identification of a Trustee as an officer of the Trustees or of any committee of the Trustees, or as an expert with respect to certain matters
(including without limitation identification of a Trustee as an audit committee financial expert) shall not impose on that person any duty, obligation or liability that is greater than the
duties, obligations and liabilities imposed on that person as a
Trustee in the absence of such appointment, designation or
identification, and no Trustee who has special skills or
expertise or who is appointed, designated of identified as
aforesaid, shall be held to a higher standard of care by virtue thereof or be limited in any way with respect to any right or privilege to which such person would otherwise be entitled as a
Trustee hereunder, including without limitation the right of indemnification. Nothing herein contained shall protect any
Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
ARTICLE VIII
Indemnification
Trustees, Officers, etc.
      Section 1.	The Trust shall indemnify each of its Trustees and
officers (including persons who serve at the Trusts request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or
otherwise) (hereinafter referred to as a Covered Person) against all liabilities and expenses, including but not limited to
amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any
Covered Person in connection with the defense or disposition of any threatened, pending, or contemplated action, suit, or
proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal before any court or administrative or legislative or other body, in which such
Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been
finally adjudicated in any such action, suit or other proceeding
(a) not to have acted in good faith, (b) not to have acted in the reasonable belief that such Covered Persons action was in the best interests of the Trust or at least was not opposed to the best interests of the Trust, (c) in the case of a criminal
proceeding, to have had reasonable cause to believe his or her action was unlawful or (d) to be liable to the Trust or its
Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Persons office (each of such exceptions being referred to hereinafter as Disabling Conduct).  Expenses, including counsel fees so incurred by any such Covered Person
(but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the
Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such Covered Person shall have provided
appropriate security for such undertaking, (b) the Trust shall be insured against losses arising from any such advance payments or
(c) either a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type
inquiry) that there is reason to believe that such Covered Person will be found entitled to indemnification under this Article. In making any such determination, the disinterested Trustees or such counsel, as the case may be, shall afford the Covered Person a rebuttable presumption that the Covered Person did not engage in
Disabling Conduct.
Compromise Payment
      Section 2.	As to any matter disposed of (whether by a
compromise payment, pursuant to a consent decree or otherwise)
without an adjudication by a court, or by any other body before which the action, suit, or proceeding was brought, that such
Covered Person engaged in Disabling Conduct, indemnification shall be provided if (a) approved as in the best interests of the
Trust, after notice that it involves such indemnification, by at least a majority of the disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial type inquiry) that such Covered Person did not engage in
Disabling Conduct, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial type inquiry)
to the effect that such Covered Person did not engage in
Disabling Conduct.  Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have engaged in Disabling Conduct.
Right Not Exclusive
      Section 3.	The right of indemnification hereby provided shall
not be exclusive of or affect any other rights to which such
Covered Person may be entitled.  As used in this Article VIII, the term Covered Person shall include such persons heirs,
executors and administrators and a disinterested Trustee is a
Trustee who is not an interested person of the Trust as defined in Section 2(a)(19) of the 1940 Act (or who has been exempted from being an interested person by any rule, regulation or order of the Securities and Exchange Commission) and against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.  Nothing contained in this Article shall affect any rights to indemnification to which personnel of the
Trust, other than Trustees or officers, and other persons may be entitled by contract or otherwise under law, nor the power of the
Trust to purchase and maintain liability insurance on behalf of any such person.
Shareholders
      Section 4.	In case any Shareholder or former Shareholder shall
be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representative or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular series of Shares of which he or she is or was a Shareholder.
ARTICLE IX
Miscellaneous
Trustees, Shareholders, etc. Not Personally Liable for
Obligations of the Trust; Notice
      Section 1. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trusts officers, employees or agents, whether past, present or future, shall be personally liable therefor.
      Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by any Trustee, officer, employee or agent on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to such persons capacity as a Trustee, officer, employee or agent, and such person shall not be personally liable thereon.
      Every note, bond, contract, instrument, certificate or undertaking executed on behalf of the Trust by any Trustee, officer, employee or agent of the Trust shall give notice that this Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and shall recite that the same was executed by them on behalf of the Trust in their capacity as Trustees, officers, employees or agents of the Trust and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recitals as the person so executing may deem appropriate, but any omission of such notice or recitals shall not operate to bind any such Trustee, officer, employee or agent or the Shareholders individually.
Trustees Faith Actions Binding; Expert Advice; No Bond or Surety
      Section 2. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested.
The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission taken in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.
Liability of Third Persons Dealing with Trustee
      Section 3. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.
Duration and Termination of Trust
      Section 4. Unless terminated as provided herein, the Trust and each series and class shall continue without limitation of time. The Trust or any series or class of any series may be terminated at any time (i) by the Trustees by written notice to the Shareholders of the Trust or to the Shareholders of the particular series or class, as the case may be, or (ii) by the affirmative vote of the lesser of (1) more than 50% of the outstanding Shares of each series or class entitled to vote, or
(2) 67% or more of the Shares of each series or class entitled to vote and present at a meeting called for this purpose if more than 50% of the outstanding Shares of each series or class entitled to vote are present at the meeting in person or by proxy. Upon termination of the Trust or of any series or class, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust, or of the particular series or class, as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust, or of the particular series or classes, as the case may be, to distributable form in cash or shares or other property, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or of the particular series or class, ratably according to the number of Shares of such series or class held by the several
Shareholders of such series or class on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series or class.
Merger, Consolidation, Sale of Assets and Other Reorganizations
	Section 5. Except as otherwise required by applicable law, the Trustees may, without Shareholder approval, authorize the Trust or any series or class to merge, consolidate or reorganize with any other entity (including another series or class of the Trust), or to sell or exchange all or substantially all of the assets of the Trust or of any series or class, in each case upon such terms and for such consideration as they may determine to be in the best interests of the Trust or of the particular series or class. The authority provided by this Section shall be in addition to the powers granted to the Trustees under any other provision of this Declaration of Trust.
Filing and Copies, References, Headings
      Section 6. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument and all expressions like herein, hereof and hereunder shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.
Applicable Law
      Section 7. This Declaration of Trust is made in The
Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.
Amendments
      Section 8. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then
Trustees when authorized to do so by a vote of the Shareholders, provided that Shareholder authorization shall not be required in the case of any amendment (i) having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein or (ii) which is determined by the Trustees in their sole discretion not to have a material adverse effect on the Shareholders of any series or class of Shares.




      IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have hereunto set their hands and seals in the City of Boston, Massachusetts for themselves and their assigns, as of the day and year first above written.

/s/ Liaquat Ahamed				        /s/ John A. Hill
Liaquat Ahamed

/s/ Ravi Akhoury
John A. Hill

/s/ Paul L. Joskow
Ravi Akhoury
Paul L. Joskow
/s/ Barbara M. Baumann
/s/ Kenneth R. Leibler
Barbara M. Baumann
Kenneth R. Leibler
/s/ Jameson A. Baxter
/s/ Robert E. Patterson
Jameson A. Baxter
Robert E. Patterson
/s/ Charles B. Curtis
/s/ George Putnam, III
Charles B. Curtis
George Putnam, III
/s/ Robert J. Darretta
/s/ Robert L. Reynolds
Robert J. Darretta
Robert L. Reynolds
/s/ Katinka Domotorffy
/s/ W. Thomas Stephens
Katinka Domotorffy
W. Thomas Stephens


THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.
Boston, March 21, 2014

         Then personally appeared each of the above named
Trustees of Putnam American Government Income Fund and acknowledged the foregoing instrument to be his or her free act and deed, before me,

                                  					/s/ J.
Scott-Harris
                                  					----------
----------------------------
                              					Notary Public
                              My Commission
Expires: August 29, 2019

The address of the Trust is One Post Office Square, Boston,
Massachusetts 02109.


ADDENDUM
The individuals listed 	on the signature page represent all of
the members of the Board of Trustees of the Trust. The business address for each Trustee is One Post Office Square, Boston, MA
02109.





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